UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 31, 2005
Xanser Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-05083 (Commission File Number)	74-1191271 (IRS Employer Identification No.)
2435 North Central Expressway
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
(972) 699-4000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     The information included in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.
      On January 3, 2006, Xanser Corporation (“Xanser”) announced that its subsidiary Furmanite Worldwide, Inc. (together with its affiliates Furmanite US GSG LLC, Furmanite GSG Limited, Furmanite GSG BVBA and Furmanite GSG BV, “Furmanite”), entered into an Asset Purchase Agreement (“Acquisition Agreement”), dated as of December 31, 2005, with Flowserve US Inc. (together with its affiliates IPSCO (UK) Limited, Flowserve Repair & Services B.V., Flowserve Management Company and Flowserve Belgium N.V., “Flowserve”), pursuant to which Furmanite acquired substantially all of the material operating assets of Flowserve’s General Services Group (“GSG”), including certain working capital, and agreed to assume certain GSG liabilities, including certain environmental liabilities pertaining to GSG, for a total cash consideration of approximately $16 million, subject to certain adjustments based upon a post-closing determination of GSG’s working capital that was transferred to Furmanite (the “Acquisition”). GSG provides maintenance, repair and distribution services for a broad array of valves, piping systems and other process-system components with operating locations in North America and Europe. The transaction was consummated as of the close of business on December 31, 2005.
      Funding for the acquisition was provided by Bank of Scotland pursuant to the revolving credit facility under the Second Amendment to the Loan Agreement. See “Item 2.03 Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of Registrant” below.
      The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed January 6, 2006.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.
      In connection with the Acquisition, on December 31, 2005, Furmanite entered into the Second Amendment (the “Second Amendment”) to its Amended and Restated Loan Agreement (the “Loan Agreement”) dated August 11, 2002, with Bank of Scotland. Pursuant to the Second Amendment, the Bank of Scotland increased its revolving credit commitment under the Loan Agreement from $25 million to $50 million. On December 31, 2005, Furmanite funded the cost of the acquisition and certain transaction costs by borrowing $16 million under the increased revolver under the Loan Agreement amended by the Second Amendment. See “Item 2.01 Completion of Acquisition or Disposition of Assets” above.
      Immediately following the drawdown to fund the Acquisition, $26 million was outstanding under the Loan Agreement as amended by the Second Amendment. The Loan Agreement provides working capital for Furmanite’s technical services group and is without recourse to Xanser. Borrowings under the Loan Agreement bear interest at variable rates (5.8% at December 31, 2005) based on either the LIBOR rate or prime rate at the option of the borrower, have a commitment fee on the unused portion of the facility and contain certain financial and operational covenants with respect to the technical services group, including percentage of tangible assets and revenues related to certain geographical areas, ratios of debt to cash flow, as defined in the Loan Agreement, and cash flow to fixed charges and capital expenditures. At December 31, 2005, Furmanite was in compliance with all covenants under the Loan Agreement as amended by the Second Amendment. The Loan Agreement matures in January 2010 and is secured by substantially all of the tangible assets of the technical services group of Furmanite, the GSG assets acquired in the Acquisition as well as the capital stock of Furmanite’s affiliates holding the GSG assets acquired in the Acquisition.

      The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
General Services Group, a Carve-Out Unit of Flowserve U.S., Inc.
Report of Independent Registered Public Accounting Firm
Statements of Assets Acquired and Liabilities Assumed as of September 30, 2005 and December 31, 2004 and 2003 (Unaudited)
Statements of Revenues and Direct Expenses for the nine months ended September 30, 2005 and 2004 and the years ended December 31,
     2004, 2003 and 2002 (Unaudited)
Notes to Carve-Out Financial Statements (Unaudited)
(b)	Pro Forma Financial Information
Xanser Corporation:
Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2005 and the year ended December 31, 2004
Unaudited Pro Forma Balance Sheet as of September 30, 2005
Notes to Unaudited Pro Forma Consolidated Financial Statements
(c) Exhibits.
23.1 — Consent of Independent Registered Public Accounting Firm.
SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, hereunto duly authorized.

XANSER CORPORATION
Date: March 20, 2006	By:	/s/ Howard C. Wadsworth
		Name:	Howard C. Wadsworth
		Title:	Senior Vice President, Treasurer and Secretary

3

GENERAL SERVICES GROUP
A CARVE-OUT UNIT OF FLOWSERVE U.S., INC.
CARVE-OUT FINANCIAL STATEMENTS
As of December 31, 2004 and 2003 and
Years Ended December 31, 2004, 2003, and 2002
with Report of Independent Registered
Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Furmanite Worldwide, Inc.
We were engaged to audit the accompanying statements of assets acquired and liabilities assumed of General Services Group (“GSG”), carve-out business operations from Flowserve U.S., Inc., a Delaware corporation, as of December 31, 2004 and 2003, and the related statements of revenues and direct expenses for the years ended December 31, 2004, 2003, and 2002. These statements are the responsibility of GSG’s management.
As described in Note A, the statements referred to above have been prepared based on the Asset Purchase Agreement between Flowserve US, Inc., IPSCO (UK) Limited, Flowserve Repair and Services B.V., Flowserve Management Company and Flowserve Belgium N.V., (collectively “Sellers”) and Furmanite Worldwide, Inc., Furmanite US GSG LLC, Furmanite GSG Limited, Furmanite GSG BVBA, Furmanite GSG BV, (collectively “Buyers”) dated December 31, 2005, for the sale of certain assets and liabilities to the Buyers, and are intended to be a presentation of the carve-out business’ assets acquired and liabilities assumed and the results of its direct operations. These statements should be read in conjunction with the Asset Purchase Agreement.
We did not observe the physical inventory counts taken at December 31, 2004, 2003, 2002, or 2001 since these dates were prior to our being engaged as auditors for GSG, and because GSG’s records do not permit application of other auditing procedures we were not able to test inventory balances or costs of goods sold as of or for the years ended December 31, 2004, 2003, or 2002.
Required evidence to support a significant portion of accounts receivable, property, plant, and equipment, accounts payable, and accrued liabilities as of December 31, 2004, 2003, 2002, or 2001 was not available due to loss of personnel, multiple accounting systems, disparate locations throughout the world, and the time passed since such transactions and records were completed, and because GSG’s accounting records do not permit the application of other auditing procedures we were unable to test accounts receivable, property, plant, and equipment, accounts payable, accrued liabilities, revenues, and expenses as of or for the years ended December 31, 2004, 2003, or 2002.
Based on the limitations discussed in the previous paragraphs and as we were unable to apply other auditing procedures to satisfy ourselves about these accounts, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the statements referred to in the first paragraph.
/s/ Whitley Penn LLP

Dallas, Texas
March 17, 2006

GENERAL SERVICES GROUP
A CARVE-OUT UNIT OF FLOWSERVE U.S., INC.
STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(Unaudited)

	September 30,	December 31,
	2005	2004	2003
Assets Acquired
Current assets:
Accounts receivable, net	$23,076,243	$24,318,330	$25,560,948
Inventories	14,388,789	13,201,967	16,635,042
Prepaid expenses and other assets	387,881	459,387	651,032

Total current assets	37,852,913	37,979,684	42,847,022

Property, plant, and equipment, net	16,473,549	17,480,419	19,441,260

Total assets acquired	54,326,462	55,460,103	62,288,282

Liabilities
Accounts payable	5,215,407	8,182,557	7,153,725
Accrued expenses	1,080,106	1,505,149	1,739,185

Total liabilities assumed	6,295,513	9,687,706	8,892,910

Commitments and contingencies

Net assets acquired	$48,030,949	$45,772,397	$53,395,372

See accompanying notes to financial statements.

GENERAL SERVICES GROUP
A CARVE-OUT UNIT OF FLOWSERVE U.S., INC.
STATEMENTS OF REVENUES AND DIRECT EXPENSES
(Unaudited)

	Nine-months ended September 30,		Year ended December 31,
	2005	2004	2004	2003	2002
Revenues	$77,013,438	$86,707,551	$115,160,380	$117,463,684	$125,994,690

Costs of revenues	63,847,145	72,794,379	97,976,514	99,555,664	107,455,189

Gross profit	13,166,293	13,913,172	17,183,866	17,908,020	18,539,501

Selling, general, and administrative expenses	16,338,983	19,627,522	25,143,303	27,274,138	30,684,447

Revenues in excess of direct expenses (direct expenses in excess of revenues)	$(3,172,690)	$(5,714,350)	$(7,959,437)	$(9,366,118)	$(12,144,946)

See accompanying notes to financial statements.

GENERAL SERVICES GROUP (CARVE-OUT UNIT)
NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES
December 31, 2004 and 2003
(Unaudited)
A. Description of Business and Asset Purchase Agreement
General Services Group (“GSG” or the “Company”) is a business unit of Flowserve U.S., Inc. (“Flowserve”). GSG is a provider of comprehensive maintenance, repair, replacement, and value-added distribution services involving a broad array of valves, piping systems, and other process system components through its on-line and valve services business lines. Services are provided primarily to companies in the power, refining and petrochemical, chemical, oil and gas, and general industrial markets. The Company operates primarily in North America and Europe.
On December 31, 2005, Xanser Corporation (“Xanser”) through it’s subsidiary Furmanite Worldwide, Inc., together with its affiliates Furmanite U.S. GSG LLC, Furmanite GSG Limited, Furmanite GSG BVBA, and Furmanite GSG BV (collectively the “Buyers”) and Flowserve U.S., Inc., IPSCO (UK) Limited, Flowserve Repair and Services B.V., Flowserve Management Company, and Flowserve Belgium N.V., (collectively “Sellers”) entered into a definitive asset purchase and sale agreement for the Buyers to acquire certain assets and assume certain liabilities of GSG (the “Asset Purchase Agreement”) from the Sellers.
Pursuant to that Asset Purchase Agreement the Buyers acquired substantially all of the material operating assets of GSG, including certain working capital, and agreed to assume certain liabilities, including certain environmental liabilities pertaining to GSG, for a total cash consideration of approximately $16 million subject to certain adjustments based upon a post-closing determination of GSG’s working capital that was transferred to the Buyers.
B. Basis of Presentation
Complete financial statements (e.g. balance sheet, statement of income, statement of shareholders’ equity, and statement of cash flows) of GSG have not been presented as Xanser has determined that it is impracticable to obtain the necessary information in a timely manner without undue cost and difficulty, if possible at all.
The accompanying carve-out statements of assets acquired and liabilities assumed and statements of revenues and direct expenses (collectively the “Statements”) have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) for inclusion in Xanser’s Form 8-K/A. These Statements have been prepared on a historical cost basis from the books and records of the Company on the basis of established accounting methods, practices, procedures, and policies and the accounting judgments and estimation methodologies utilized by Flowserve. Management of GSG believes the allocation estimates and judgments made in preparing these Statements were reasonable.

GENERAL SERVICES GROUP (CARVE-OUT UNIT)
NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES (continued)
(Unaudited)
B. Basis of Presentation — continued
Certain other expenses and income such as interest income, interest expense, and income taxes are not included in the accompanying statements, as they are not directly associated with the operations of GSG. Expenses include costs incurred for administrative expenses, such as expenses for accounting, legal, treasury, tax, and executive management functions allocated to GSG by Flowserve. Certain revenues and certain costs of revenues derived from Flowserve and the related accounts receivable and accounts payable have been excluded from the accompanying statements in accordance with the Asset Purchase Agreement. The accompanying Statements are not necessarily indicative of the future financial position or results of the operations of GSG due to the change in ownership, and the exclusion of certain assets, liabilities, and operating expenses, as specified in the Asset Purchase Agreement.
During the years ended December 31, 2004, 2003, and 2002 GSG’s financing requirements were provided by Flowserve and cash generated by GSG was transferred to Flowserve. As GSG has historically been managed as a part of the operations of Flowserve and has not been operated as a stand-alone entity, it is not practicable to prepare historical cash flow information regarding GSG’s operating, investing, and financing cash flows. As such, the statements of cash flows were not prepared for GSG.
The Company’s Independent Registered Public Accounting Firm did not observe the physical inventory counts taken at December 31, 2004, 2003, 2002, or 2001 since these dates were prior to the firm being engaged as auditors for the Company, and because the Company’s records do not permit application of other auditing procedures we were not able to test inventory balances or costs of goods sold as of or for the years ended December 31, 2004, 2003, or 2002.
Required evidence to support a significant portion of accounts receivable, property, plant, and equipment, accounts payable, and accrued liabilities as of December 31, 2004, 2003, 2002, or 2001 was not available due to loss of personnel, multiple accounting systems, disparate locations throughout the world, and the time passed since such transactions and records were completed and because GSG’s accounting records do not permit the application of other auditing procedures we were unable to test accounts receivable, property, plant, and equipment, accounts payable, accrued liabilities, revenues, and expenses as of or for the years ended December 31, 2004, 2003, or 2002.
As a result, the Statements could not be audited.

GENERAL SERVICES GROUP (CARVE-OUT UNIT)
NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES (continued)
(Unaudited)
C. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the Statements and accompanying notes. Actual results could differ from these estimates and assumptions.
Revenue Recognition
Revenues are recognized based on the shipping terms agreed to with the customer and fulfillment of all but inconsequential or perfunctory actions required, which is the point of title transfer, unless the customer order requires formal acceptance under which circumstances revenue is not recognized until formal acceptance has been received. Revenue on service contracts is recognized after the services have been rendered and accepted by the customer.
Allowance for Doubtful Accounts and Credit Risk
The allowance for doubtful accounts is established based on estimates of the amount of uncollectible accounts receivable. The amount of the allowance is determined based upon aging of the receivable, customer credit history, industry and market segment information, economic trends and conditions, credit reports, and customer financial condition. Customer credit issues, customer bankruptcies, or general economic conditions can also affect the estimates. The Company does not have a policy of requiring collateral.
Credit risk may be mitigated by the large number of customers in the Company’s customer base across many different geographic regions and an analysis of the creditworthiness of such customers. As of December 31, 2004 and 2003, the Company does not believe that it has any significant concentrations of credit risk.
Accounts receivable are stated net of the allowance for doubtful accounts of $6,636,269, $4,875,976, and $4,108,009, at September 30, 2005, and December 31, 2004 and 2003, respectively.
Inventories
Inventories are stated at the lower-of-cost or market. Cost is determined for U.S. inventories by the last-in, first-out (“LIFO”) method and for other inventories by the first-in, first-out (“FIFO”) method. Reserves for excess and obsolete inventories are based upon our assessment of market conditions for our products determined by historical usage and estimated future demand. These estimates are generally not subject to significant volatility, except for product rationalizations generally associated with acquisition integration programs, due to the relatively long life cycle of products. No LIFO reserve has been recorded in the accompanying statements as the reserve of Flowserve was not allocated at the GSG level.

GENERAL SERVICES GROUP (CARVE-OUT UNIT)
NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES (continued)
(Unaudited)
C. Summary of Significant Accounting Policies — continued
Valuation of Long-Lived Assets
The net realizable value of long-lived assets, including property, plant, and equipment, is reviewed periodically, when indicators of potential impairments are present, based upon an assessment of the estimated future cash flows related to those assets.
Due to uncertain market conditions and potential changes in strategy and product portfolio it is possible that forecasts used to support asset carrying values may change in the future, which could result in non-cash charges that would adversely affect GSG’s results of operations and financial condition.
Property, Plant, and Equipment
Property, plant, and equipment are stated on the basis of cost. Depreciation is computed by the straight-line method based on the estimated useful lives of the depreciable assets for financial statement purposes. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The estimated useful lives of the assets are:

Buildings and improvements	10 to 40 years
Furniture and fixtures	3 to 7 years
Machinery and equipment	3 to 12 years
Income Taxes
No provision or benefit for income tax related assets or liabilities has been provided in the accompanying statements due to the fact that GSG was not operated as a stand-alone business, and, pursuant to the asset purchase agreement, no tax related assets or liabilities were acquired or assumed by the Buyers.
Fair Value of Financial Instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, GSG calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of accounts receivable, accounts payable, and accrued expenses approximate the carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

GENERAL SERVICES GROUP (CARVE-OUT UNIT)
NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES (continued)
(Unaudited)
D. Inventories
Inventories consisted of the following:

	September 30,	December 31,
	2005	2004	2003
Raw materials	$6,024,997	$6,303,768	$6,414,198
Work-in-process	3,934,962	3,494,856	3,200,336
Finished goods	6,774,908	8,742,212	9,057,306
Other inventory items	248,821	87,700	1,271,602

Inventory, gross	16,983,688	18,628,536	19,943,442
Less: inventory reserve	2,594,899	5,426,569	3,308,400

Total	$14,388,789	$13,201,967	$16,635,042

Inventory reserves recorded relate to inventory obsolescence. Inventory items for which there have been no sales in the previous four years are reserved in full and the reserve is reviewed by management on a periodic basis for reasonableness.
E. Property, Plant, and Equipment
Property, plant, and equipment, net consisted of the following:

	September 30,	December 31,
	2005	2004	2003
Land	$1,158,665	$1,166,440	$1,159,775
Buildings and improvements	9,077,314	8,422,380	8,026,052
Furniture and fixtures	1,443,632	1,556,940	2,003,795
Machinery and equipment	24,925,127	25,106,556	27,435,789
Construction in progress	259,379	356,330	350,508

Gross property, plant, and equipment	36,864,117	36,608,646	38,975,919
Less: accumulated depreciation	20,390,568	19,128,227	19,534,659

Property, plant, and equipment, net	$16,473,549	$17,480,419	$19,441,260

Depreciation expense was $3,018,313, $3,656,568, and $3,120,177 for the years ended December 31, 2004, 2003, and 2002, respectively, and $1,811,022 and $2,265,972 for the nine-month periods ended September 30, 2005 and 2004, respectively, and has been allocated among costs of revenues and selling, general and administrative expenses in the accompanying statements.

GENERAL SERVICES GROUP (CARVE-OUT UNIT)
NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES (continued)
(Unaudited)
F. Accrued Expenses
Accrued expenses do not include any amounts related to employee salaries and benefits as the Asset Purchase Agreement excluded such liabilities.
G. Employee Benefit Plans
In accordance with the Asset Purchase Agreement no employee benefit liabilities were included in the transaction, and prospectively all GSG employees are under the Buyers’ benefit plans as of January 1, 2006. As such, no disclosures have been included in the notes to the accompanying statements.
H. Commitments and Contingencies
Operating Leases
The Company has non-cancelable operating leases for certain offices, service and quick response centers, certain manufacturing and operating facilities, machinery, equipment, and automobiles. Rental expense relating to operating leases was $872,178 and $812,028 in 2004 and 2003, respectively.
Future minimum payments under non-cancelable operating leases with initial terms of one year or more consisted of the following at December 31, 2004:

2005	$1,073,957
2006	1,089,793
2007	803,161
2008	568,713
2009	142,397
Thereafter	7,200

Total minimum lease payments	$3,685,221

GENERAL SERVICES GROUP (CARVE-OUT UNIT)
NOTES TO STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES (continued)
(Unaudited)
H. Commitments and Contingencies — continued
Legal and Environmental Reserves
Legal and environmental liabilities are estimated and recorded when it is probable that a loss has been incurred and such loss is estimable. As of December 31, 2004 and 2003, no reserves had been recorded for legal liabilities as the Asset Purchase Agreement excludes such liabilities. Environmental reserves are recorded based on a case-by-case analysis of the facts, circumstances, and related costs. Assessments of environmental costs are based on information obtained from independent and in-house experts and the Company’s loss experience in similar situations. The estimates may vary in the future due to new developments regarding the facts and circumstances of each matter. No environmental reserves have been recorded as of December 31, 2004 or 2003 in the accompanying statements, as no claims had been asserted nor was it probable that such contingent liabilities would be incurred.
I. Subsequent Event
As of December 31, 2005, as a result of the due diligence environmental studies performed related to the purchase of GSG, the Buyer’s have recorded a reserve of approximately $1.9 million for potential environmental remediation liabilities.

XANSER CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Nine-months Ended September 30, 2005
(in thousands, except per share data)

	Historical	GSG Carve-	Pro Forma
	Xanser	out Company	Adjustments		Pro Forma
Revenues	$119,041	$77,013	$—		$196,054

Expenses:
Cost of Revenues	117,819	63,847	(1,477	)(1)	180,189
Selling, General and administrative	2,327	16,339	—		18,666

Total expenses	120,146	80,186	(1,477)		198,855

Operating income (loss)	(1,105)	(3,173)	1,477		(2,801)

Interest income	487	—	—		487
Interest expense	(792)	—	(825	)(2)	(1,617)

Income (loss) before income taxes	(1,410)	(3,173)	652		(3,931)

Income tax (expense)	(2,557)	—	—		(2,557)

Net income (loss)	$(3,967)	$(3,173)	$652		$(6,488)

Earnings (loss) per common share — basic and diluted	$(0.12)				$(0.20)

Weighted average common shares outstanding	32,420				32,420
See accompanying notes to pro forma financial statements.

XANSER CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Year Ended December 31, 2004
(in thousands, except per share data)

	Historical	GSG Carve-	Pro Forma
	Xanser	out Company	Adjustments		Pro Forma
Revenues	$145,687	$115,160	$—		$260,847

Expenses:
Cost of Revenues	137,466	97,977	(2,573	)(1)	232,870
Selling, General and administrative	3,262	25,143	—		28,405

Total expenses	140,728	123,120	(2,573)		261,275

Operating income (loss)	4,959	(7,960)	2,573		(428)

Interest income	174	—	—		174
Interest expense	(989)	—	(1,100	)(2)	(2,089)

Income (loss) before income taxes	4,144	(7,960)	1,473		(2,343)

Income tax (expense)	(1,748)	—	—		(1,748)

Net income (loss)	$2,396	$(7,960)	$1,473		$(4,091)

Earnings (loss) per common share — basic and diluted	$0.07				$(0.12)

Weighted average common shares outstanding	33,208				33,208
See accompanying notes to pro forma financial statements.

XANSER CORPORATION
UNAUDITED PRO FORMA BALANCE SHEET
As of September 30, 2005
(in thousands)

	Historical	GSG Carve-out	Pro Forma
	Xanser	out Company	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$20,896	$—	$(1,796	)(1)	$19,100
Accounts receivable, trade	41,717	23,076	(8,121	)(1)	56,672
Receivable from business distributed to common stockholders	6,569	—	—		6,569
Inventories	10,625	14,389	(7,743	)(1)	17,271
Prepaid expenses and other assets	3,727	387	—		4,114

Total current assets	83,534	37,852	(17,660)		103,726

Property, plant, and equipment, net	11,884	16,474	(11,217	)(1)	17,141
Excess costs over fair value of net assets acquired	13,802	—	—		13,802
Deferred income taxes and other assets	5,597	—	—		5,597

Total assets	$114,817	$54,326	$(28,877)		$140,266

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$436	$—	$—		$436
Accounts payable	8,961	5,215	1,684	(1)	15,860
Accrued expenses	26,930	1,080			28,010
Accrued income taxes	8,414	—	—		8,414

Total current liabilities	44,741	6,295	1,684		52,720

Long-term debt, less current portion	16,322	—	15,590	(1)	31,912
Other liabilities	118	—	1,880	(1)	1,998

Total liabilities	61,181	6,295	19,154		86,630

Commitments and contingencies	—	—	—		—

Stockholders’ equity:					—
Common stock, without par value	4,481	—	—		4,481
Additional paid-in-capital	124,299	—	—		124,299
Treasury stock, at cost	(20,347)	—	—		(20,347)
Retained earnings (accumulated deficit)	(50,266)	—	—		(50,266)
Accumulated other comprehensive income (loss)	(4,531)	—	—		(4,531)
Net assets	—	48,031	(48,031	)(1)	—

Total stockholders’ equity	53,636	48,031	(48,031)		53,636

Total liabilities and stockholders’ equity	$114,817	$54,326	$(28,877)		$140,266

See accompanying notes to pro forma statements.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
AND FOR THE YEAR ENDED DECEMBER 31, 2004
The following unaudited pro forma consolidated financial statements give effect to the acquisition by Furmanite Worldwide, Inc. (and its affiliates, collectively, “Furmanite”), a wholly-owned subsidiary of Xanser Corporation (“Xanser”), of certain assets and certain liabilities assumed of the General Services Group (“GSG”) business unit of Flowserve U.S., Inc. (“Flowserve”) for a net total cash consideration of approximately $17.4 million, including approximately $2.3 million in transaction costs, subject to certain adjustments based upon a post-closing determination of GSG’s working capital that was transferred to Furmanite.
The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 give effect to the aforementioned transaction as if the transaction had occurred on the first day of each period presented. The following unaudited pro forma consolidated balance sheet as of September 30, 2005 gives effect to the aforementioned transaction as if the transaction had occurred as of that date. The following unaudited pro forma financial data may not be indicative of what the consolidated results of operations or financial position of Xanser Corporation would have been, had the transaction to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the consolidated results of operations or financial position of Xanser that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the consolidated financial statements and notes of Xanser as of December 31, 2004 and for each of the three years in the period then ended appearing in the Xanser’s Form 10-K, the consolidated financial statements and notes of Xanser as of September 30, 2005 and for the nine-months then ended appearing in Xanser’s Form 10-Q and the historical carve-out financial statements of GSG appearing elsewhere in this filing.
Notes to Unaudited Pro Forma Consolidated Financial Statements
The Unaudited Pro Forma Consolidated Statement of Operations for the Nine-months Ended September 30, 2005 has been adjusted to reflect the following:
(1) To adjust depreciation expense for the step-down in basis of property and equipment resulting from purchase price allocation for the acquisition of GSG.
(2) To reflect the increase in interest expense related to the debt to finance the acquisition of GSG, including additional working capital requirements, of $22 million at a weighted average interest rate of 5% for the period.
The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004 has been adjusted to reflect the following:
(1) To adjust depreciation expense for the step-down in basis of property and equipment resulting from purchase price allocation for the acquisition of GSG.
(2) To reflect the increase in interest expense related to the debt to finance the acquisition of GSG, including additional working capital requirements, of $22 million at a weighted average interest rate of 5% for the year.

The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005 has been adjusted to reflect the following:
(1) On December 31, 2005, Xanser Corporation (“Xanser”) through it’s subsidiary Furmanite Worldwide, Inc., together with its affiliates Furmanite U.S. GSG LLC, Furmanite GSG Limited, Furmanite GSG BVBA, and Furmanite GSG BV (collectively the “Buyers”) and Flowserve U.S., Inc., IPSCO (UK) Limited, Flowserve Repair and Services B.V., Flowserve Management Company, and Flowserve Belgium N.V., (collectively “Sellers”) entered into a definitive asset purchase and sale agreement for the Buyers to acquire certain assets and assume certain liabilities of GSG (the “Asset Purchase Agreement”) from the Sellers.
Pursuant to that Asset Purchase Agreement the Buyers acquired substantially all of the material operating assets of GSG, including certain working capital, and agreed to assume certain liabilities, including certain environmental liabilities pertaining to GSG, for a total net cash consideration of approximately $17.4 million, including approximately $2.3 million in transaction costs, subject to certain adjustments based upon a post-closing determination of GSG’s working capital that was transferred to the Buyers. To provide needed capital for the transaction, the Buyers borrowed $15.6 million through a bank credit facility which bears interest at the option of the borrower at variable rates (5.8% at December 31, 2005) at either the LIBOR rate or prime rate. The allocation of the purchase price is preliminary, and the final allocation will be based on management’s final evaluation of the assets acquired and liabilities assumed. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

Current assets	$21,988,000
Property and equipment	5,257,000
Current liabilities assumed.	(7,979,000)
Other liabilities assumed	(1,880,000)

$17,386,000

INDEX TO EXHIBITS

23.1	—	Consent of Independent Registered Public Accounting Firm